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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Dendrite International, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DENDRITE INTERNATIONAL, INC.
April 26, 2005
Dear Shareholder:

On behalf of the Board of Directors and management, I am pleased to invite you to the 2005 Annual Meeting of Shareholders of Dendrite International, Inc. The meeting will be held on Tuesday, May 17, 2005 at 9:00 a.m. at Dendrite's offices located at 1405 U.S. Highway 206, Bedminster, New Jersey 07921.

Your vote at the Annual Meeting is important to Dendrite and we ask you to vote your shares by following the voting instructions in the enclosed proxy. The Notice of Annual Meeting of Shareholders, Proxy Statement and form of proxy are enclosed with this letter.

The officers and directors of Dendrite appreciate your continuing support and we look forward to seeing you at the Annual Meeting.
John E. Bailye Chairman of the Board and Chief Executive Officer
Bedminster, New Jersey

YOUR VOTE IS IMPORTANT
To assure your representation at the Annual Meeting, please vote your proxy as promptly as possible, whether or not you plan to attend the Annual Meeting.

DENDRITE INTERNATIONAL, INC. 1405 U.S. Highway 206 Bedminster, New Jersey 07921 www.dendrite.com
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 17, 2005
To Dendrite Shareholders:

The Annual Meeting of Shareholders of Dendrite International, Inc., a New Jersey corporation (the "Company"), will be held at the Company's offices located at 1405 U.S. Highway 206, Bedminster, New Jersey 07921, on Tuesday, May 17, 2005 at 9:00 a.m. local time (the "Annual Meeting") for the following purposes:
1.	To elect eight directors.
2.	To ratify the selection by the Audit Committee of Deloitte & Touche LLP as the Company's independent registered public accounting firm.
3.	To approve an amendment to the Company's 1997 Stock Incentive Plan to increase the number of authorized plan shares by 1,000,000 shares.

        Shareholders of record at the close of business on March 22, 2005 are entitled to notice of and to vote at the Annual Meeting or at any postponement or adjournment.

It is important that your shares are represented at the Annual Meeting regardless of the number of shares you may hold. If you receive more than one proxy card because your shares are registered in different names or addresses, each proxy card should be signed and returned to ensure that all of your shares are voted. The prompt return of proxies will ensure a quorum is present at the Annual Meeting. Whether or not you plan to attend the meeting, please vote your proxy promptly.
BY ORDER OF THE BOARD OF DIRECTORS

Christine A. Pellizzari Secretary
Bedminster, New Jersey April 26, 2005

DENDRITE INTERNATIONAL, INC.
1405 U.S. Highway 206
Bedminster, New Jersey 07921
www.dendrite.com

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 17, 2005

PROXY STATEMENT

        This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Dendrite International, Inc., a New Jersey corporation ("Dendrite" or the "Company"), for use at the 2005 Annual Meeting of Shareholders to be held at 9:00 a.m. local time on Tuesday, May 17, 2005, at the Company's offices located at 1405 U.S. Highway 206, Bedminster, New Jersey 07921 and at any adjournment or postponement (the "Annual Meeting"). This Proxy Statement, Notice of Annual Meeting and proxy are being distributed to shareholders by mail or by the Internet on or about April 26, 2005.

GENERAL

Voting

        The presence in person or by proxy of the holders of Common Stock representing a majority of the shares of Common Stock outstanding as of the record date constitutes a quorum for the transaction of business at the Annual Meeting. Each shareholder is entitled to one vote in person or by proxy for each share of Common Stock held as of the record date on each matter to be voted on. On March 22, 2005, the record date for the Annual Meeting, there were 42,520,636 shares of Common Stock outstanding. Abstentions and broker non-votes are included in determining whether a quorum is present. Broker non-votes occur when a broker returns a proxy but does not have authority or instructions to vote on a particular proposal.

        Shares of Common Stock represented by a properly executed proxy received in time for the Annual Meeting will be voted as specified in the proxy, unless the proxy has previously been revoked. Unless contrary instructions are given in the proxy, it will be voted for the persons designated in the proxy as the Board of Directors' nominees for director, for the ratification of the independent registered public accounting firm, for the amendment of the 1997 Stock Incentive Plan, and at the discretion of the proxy holders with respect to any other matter properly submitted to shareholders at the Annual Meeting, which may include, among other things, a motion to adjourn the meeting or part of the meeting relating to one or more items to be voted on at the Annual Meeting.

        If there is no quorum, a majority of the votes present at the Annual Meeting may adjourn the Annual Meeting. If such an adjournment is proposed by the Company, the proxy holders intend to vote all shares of Common Stock for which they have voting authority in favor of the adjournment.

        The Company may also adjourn the meeting if for any reason we believe that additional time should be allowed for the solicitation of proxies. If adjournment is proposed by the Company for this reason, the execution of your proxy also authorizes the proxy holders to vote all shares for which they have such voting authority for such an adjournment, unless you otherwise indicate on your proxy.

        An adjournment will have no effect on the business that may be conducted at the Annual Meeting. If the Annual Meeting is postponed or adjourned in whole or in part, your proxy will remain valid and may be voted at the postponed or adjourned meeting. You will remain able to revoke your proxy until it is voted. A separate box is included on the proxy card giving the named proxies the authority to vote on any proposed adjournment or postponement of the Annual Meeting unless you have indicated otherwise on the proxy card.

        Under New Jersey law, if a quorum is present, the eight nominees for election to the Board of Directors who receive the greatest number of affirmative votes cast at the Annual Meeting will be elected as directors. If a quorum is present, ratification of the independent registered public accounting firm, approval of the amendment of the 1997 Stock Incentive Plan, and approval of any other matter that properly comes before the Annual Meeting requires the favorable vote of a majority of the votes cast. Only votes for or against a proposal count. Abstentions and broker non-votes will have no effect on the outcome of any matter voted on at the Annual Meeting.

        Shareholders may vote using one of three alternative methods:

  (1)
  by completing and mailing the proxy card; or

  (2)
  over the telephone by following the instructions for telephone voting on the proxy card or voter instruction form; or

  (3)
  via the Internet by going to the website www.proxyvote.com and following the instructions for Internet voting on the proxy card.

        If your shares are registered in the name of a bank, broker or other nominee, you still may be eligible to vote your shares over the Internet. You should contact your nominee for additional information regarding Internet voting in such case.

Proxies

        Whether or not you attend the Annual Meeting, you are asked to submit your proxy, which will be voted as directed on your proxy when properly completed.

        A proxy may be revoked prior to the exercise of the proxy either by delivering written notice of revocation to the Secretary of the Company or by delivering a new proxy bearing a later date. A proxy may also be revoked by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy.

        This proxy solicitation is being made by the Board of Directors of the Company and the expense of preparing, printing and mailing this proxy statement and proxy is being paid by the Company. In addition to use of the mails, proxies may be solicited personally or by electronic mail, facsimile or telephone by regular employees and directors of the Company without additional compensation. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending proxy materials to the beneficial owners of Common Stock. Dendrite has retained The Proxy Advisory Group of Strategic Stock Surveillance, LLC to assist in soliciting proxies and to provide related advice and information for a services fee and customary disbursements not expected to exceed $15,000 in the aggregate.

        If a person is a participant in the Company's 401(k) savings plan and has Common Stock in a plan account, the proxy also serves as voting instructions for the plan trustee.

Annual Meeting Admission

        You will need a form of personal identification to attend the Annual Meeting. If you own stock through a bank or other holder of record, you will need proof of ownership to attend the meeting. A recent brokerage statement or letter from your broker are examples of proof of ownership.

Internet Distribution of Proxy Materials

        The Company will transmit the Proxy Statement and related proxy materials via the Internet to each shareholder of record that has consented to receiving such proxy materials electronically and to employees who participate in the Company's employee stock purchase plan. The Company believes that transmitting the proxy materials over the Internet to shareholders saves the Company the expense of printing and mailing proxy materials.

        You may also access a copy of Dendrite's annual report and proxy statement free of charge through the Investor Relations section of the Company's website, www.dendrite.com. The information contained on the website is not incorporated by reference in or otherwise considered to be part of this document.

Multiple Copies of Annual Report and Proxy Statement

        We have adopted a procedure approved by the SEC called "householding" which will reduce our printing costs and postage fees. Under this procedure, shareholders of record who share the same address and do not participate in electronic delivery of proxy materials may receive only one copy of our annual report and proxy statement unless one or more of these shareholders notify us that they wish to continue receiving individual copies. Shareholders who participate in householding will continue to receive separate proxy cards.

        If you are an eligible shareholder of record receiving multiple copies of our annual report and proxy statement at your household, you can request householding by contacting your broker if your shares are held in a brokerage account or by contacting the Company if you hold registered shares. If you are a shareholder of record residing at an address that participates in householding and you wish to receive separate documents in the future, you may write, call or e-mail Investor Relations, 1405 U.S. Highway 206, Bedminster, New Jersey 07921, telephone (908) 443-2000, e-mail investorrelations@dendrite.com. If you own your shares through a bank, broker or other nominee, you can request householding by contacting the nominee.

CORPORATE GOVERNANCE

General

        Dendrite is committed to sound principles of corporate governance which promote honest, responsible and ethical business practices. The Company's corporate governance practices are actively reviewed and evaluated by the Board of Directors and the Corporate Governance and Nominating Committee. This review has included comparing the Board's current governance policies and practices with those suggested by authorities active in corporate governance as well as the practices of other public companies. Based upon this evaluation, the Board has adopted corporate governance guidelines that it believes are the most appropriate corporate governance policies and practices for the Company.

Board Independence and Composition

        The Board has reviewed all relationships between each director and the Company and, based on this review, the Board has affirmatively determined that John A. Fazio, Bernard M. Goldsmith, Edward J. Kfoury, Paul A. Margolis, Terence H. Osborne and Patrick J. Zenner are each independent in accordance with all NASDAQ independence standards.

        The Board determines the independence of its members through a broad consideration of all relevant facts and circumstances, including an assessment of the materiality of any relationship between the Company and a director. In making each of these independence determinations, the Board considered and broadly assessed, from the standpoint of materiality and independence, all of the information provided by each director in response to detailed inquiries concerning his independence and any direct or indirect business, family, employment, transactional or other relationship or affiliation of such director with the Company.

Lead Director

        The independent members of the Board of Directors have appointed Edward J. Kfoury as Lead Director. The Lead Director's duties and authority include the following:

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  Presiding at all meetings of the Board of Directors at which the Chairman is not present, including executive sessions of the independent directors
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  Serving as a liaison between the Chairman and the independent directors
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  Reviewing and consulting with management on agendas for meetings of the Board of Directors and materials to be sent to the Board
  •
  Approving meeting schedules to assure that there is sufficient time for discussion of agenda items
  •
  Calling meetings of the independent directors
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  If requested by significant shareholders, being available for communication on issues of corporate policy, consistent with legal requirements.

Board Committees and Meetings

        The Company has an Audit Committee, a Corporate Governance and Nominating Committee, and a Compensation Committee. The Board and its committees meet throughout the year on a regular schedule, hold special meetings as necessary and act by written consent as appropriate. The independent directors also hold regularly scheduled meetings at which only independent directors are present. As Lead Director, Mr. Kfoury leads these executive sessions. The charters for the Audit Committee, Corporate Governance and Nominating Committee and the Compensation Committee are available at the Investor Relations section of the Company's website, www.dendrite.com.

        The Audit Committee is comprised of Messrs. Fazio, Margolis and Zenner, each of whom the Board of Directors has determined satisfies the independence and audit committee qualification standards of NASDAQ and the SEC. The Audit Committee serves as a communication point among non-Audit

Committee directors, internal auditors, the independent registered public accounting firm and Company management as their respective duties relate to financial accounting, financial reporting and internal controls. The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to accounting policies, internal controls, financial and operating controls, standards of corporate conduct and performance, financial reporting practices and sufficiency of auditing.

        The Board has determined that all Audit Committee members are financially literate and at least one member has accounting or related financial management expertise in accordance with applicable NASDAQ rules. The Board has also determined that Mr. Fazio is an audit committee financial expert within the meaning of the SEC regulations. This designation is an SEC disclosure requirement related to Mr. Fazio's experience and understanding of accounting and auditing matters and is not intended to impose any additional duty, obligation or liability on Mr. Fazio.

        The Corporate Governance and Nominating Committee is comprised of Messrs. Goldsmith, Kfoury and Zenner, each of whom the Board of Directors has determined is independent within the meaning of NASDAQ independence standards. The principal responsibilities of the Corporate Governance and Nominating Committee are to assess and provide recommendations to the Board concerning corporate governance practices and to identify potential director candidates.

        The Compensation Committee is comprised of Messrs. Goldsmith, Kfoury and Osborne, each of whom the Board of Directors has determined is independent within the meaning of NASDAQ independence standards. The Compensation Committee reviews and approves the compensation arrangements for the Company's senior executives and outside directors. The Compensation Committee also administers various equity incentive plans of the Company.

        In 2004, the Board of Directors held 5 meetings, the Audit Committee held 12 meetings, the Corporate Governance and Nominating Committee held 3 meetings and the Compensation Committee held 4 meetings. Each director attended at least 75% of the meetings of the Board of Directors and of the Committees of which he was a member.

Director Candidates

        The Corporate Governance and Nominating Committee, together with the Chairman of the Board and other Board members, from time to time as appropriate identify the need for new Board members. In identifying candidates, the Corporate Governance and Nominating Committee seeks input from the Chairman of the Board, other Board members and other sources to ensure that all points of view can be considered and the best possible candidates can be identified. The Corporate Governance and Nominating Committee may also engage an independent search firm for such purpose. Members of the Corporate Governance and Nominating Committee, the Chairman of the Board and other Board members typically interview selected candidates. The Corporate Governance and Nominating Committee will determine which candidates are to be recommended to the Board for approval.

        All Dendrite directors play a critical role in guiding the Company's long-term business strategy and in overseeing the management of the Company. Board candidates are considered based on various criteria which may change over time. At a minimum, the Corporate Governance and Nominating Committee considers:

  •
  the appropriate mix of educational and professional background and business experience to make a significant contribution to the overall composition of the Board;

  •
  global business and social perspective;

  •
  if appropriate, whether the candidate would be considered an audit committee financial expert or independent;

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  demonstrated personal and professional character and reputation consistent with the image and reputation of Dendrite; willingness to apply sound and independent business judgment; and ability to work productively with the other members of the Board; and

  •
  availability for the substantial duties and responsibilities of a Dendrite director.

        The Corporate Governance and Nominating Committee also considers such other factors as may be appropriate including the current composition of the Board and evaluations of prospective candidates.

        Shareholders wishing to submit a director candidate for consideration by the Corporate Governance and Nominating Committee must submit the recommendation to that Committee, c/o the Secretary of the Company, 1405 U.S. Highway 206, Bedminster, New Jersey 07921, in writing, not less than 120 days nor more than 150 days prior to the annual meeting date (determined based on the same date as the preceding year's annual meeting). In order to ensure that a shareholder wishing to propose a candidate for consideration by the Corporate Governance and Nominating Committee has a significant stake in the Company, the shareholder submitting the candidate must be the beneficial owner of at least 1% of the Company's outstanding shares for at least one year. The request must be accompanied by the same information concerning the director candidate and the recommending shareholder as described in Article II, Section 7 of the Company's By-laws for shareholder nominations for director. The Corporate Governance and Nominating Committee may also request additional background or other information. Nothing above limits a shareholder's right to propose a nominee for director at an annual meeting in accordance with the procedures set forth in the Company's By-laws.

Shareholder Communications Process; Director Attendance Policy

        Information regarding the Company's process for shareholders to communicate with the Board of Directors and the manner in which such communications are forwarded and the Company's policy regarding director attendance at annual meetings and the number of directors that attended last year's annual meeting is available at the Investor Relations section of the Company's website located at www.dendrite.com.

ITEM 1

ELECTION OF DIRECTORS

General

        The Board of Directors proposes the election of eight nominees as directors of the Company. Directors are elected annually by the holders of Common Stock. Directors will hold office until the next Annual Meeting or until their successors are chosen and qualified. In the event that any of the nominees should become unavailable for election, which is not expected, the persons named in the accompanying proxy intend to vote for such other person or persons, if any, as the Board of Directors may designate as a substitute nominee.

        Set forth below is a brief description of the background of each nominee for director. All nominees are current directors of the Company.

Nominee	Age	Position With The Company
John E. Bailye	51	Chairman of the Board and Chief Executive Officer
John A. Fazio	61	Director
Bernard M. Goldsmith	61	Director
Edward J. Kfoury	66	Director
Paul A. Margolis	51	Director
John H. Martinson	57	Director
Terence H. Osborne	66	Director
Patrick J. Zenner	58	Director

        The Board of Directors recommends a vote for the above nominees.

Business Experience

        John E. Bailye has served as Chief Executive Officer and a director since the Company's incorporation in 1987 and since 1991 has had the additional position of Chairman of the Board. Prior to 1987, Mr. Bailye served as a Managing Director of Foresearch Pty., Limited, a consulting company to the pharmaceutical industry in Australia. Mr. Bailye served in that capacity from the time he acquired Foresearch in 1976 until he sold the company in 1986. Mr. Bailye holds a Bachelor of Commerce in Finance, Marketing and Business from the University of New South Wales.

        John A. Fazio has served as a director of the Company since 2003. Mr. Fazio served in various accounting, auditing, consulting and administrative capacities with PricewaterhouseCoopers ("PwC") from 1967 until his retirement in 2000, including Senior General Practice Partner and a National Business Leader in PwC's pharmaceutical practice, Vice Chairman, International and head of PwC's Strategic Risk Services practice. Mr. Fazio is a member of the American Institute of Certified Public Accountants and the Institute of Management Accountants. Mr. Fazio became a director of ImClone Systems Inc. in February 2003 and is a director of Heidrick & Struggles International, Inc. Mr. Fazio is a Certified Public Accountant and Certified Management Accountant and holds a Bachelor of Science in Accounting from Penn State University and Masters Degree in Accounting from Ohio State University.

        Bernard M. Goldsmith has served as a director of the Company since 1996. In 1986, he founded Updata Capital, Inc., an investment banking firm focused on mergers and acquisitions in the information technology industry. Mr. Goldsmith currently serves as Managing Director of Updata. Mr. Goldsmith also founded Updata Software Company where he served as Chief Executive Officer from 1986 to 1988 and CGA Computer, Inc. where he served as Chairman and Chief Executive Officer from 1968 to 1986. He is also a director of various private companies. Mr. Goldsmith holds a Bachelor of Arts in Business Administration from Rutgers University.

        Edward J. Kfoury has served as a director of the Company since 1997. He has also served as the Company's Lead Director since the Board created the position in April 2003. Mr. Kfoury served as a division President and Vice President of International Business Machines Corporation ("IBM") from 1988 through 1993 and in various other positions with IBM from 1963 to 1988. Mr. Kfoury is a director of Mapics, Inc. and various privately held companies. Mr. Kfoury is also a trustee of the Maine Chapter of the Nature Conservancy, an advisory trustee of the Maine Audubon Society and President of Rangeley Lakes Heritage Trust. Mr. Kfoury holds a Bachelor of Business Administration in Marketing from the University of Notre Dame.

        Paul A. Margolis has served as a director of the Company since 1993. Mr. Margolis is a general partner and director of Longworth Venture Partners, a venture capital company which invests in enterprise application software, infrastructure software and technology-enabled business services companies. Mr. Margolis founded Marcam Corporation in 1980 and was its Chairman, President and Chief Executive Officer until 1996 and a director of Marcam until 1998. He is also a director of various private companies. Mr. Margolis holds a Bachelor of Arts from Brown University and an M.B.A. from Harvard Business School.

        John H. Martinson has served as a director of the Company since 1991. In 1986, he founded the Edison Venture Funds and currently serves as its managing partner. Mr. Martinson is also a director of various privately held companies. He is a former Chairman of the New Jersey Technology Council and former Chairman of the National Venture Capital Association. Mr. Martinson holds a Bachelor of Science in Aeronautics from the United States Air Force Academy, an M.S. in Astronautics from Purdue University and an M.B.A. from Southern Illinois University.

        Terence H. Osborne has served as a director of the Company since 1998. He is also a director of Mapics, Inc., Witness Systems, Inc. and two privately held companies. Mr. Osborne served as a Special Advisor to General Atlantic Partners, LLC from 1997 until 2004. He served as Chairman of the Board of Prime Response Inc. from 1999 to March 2001 and Chairman of Dr. Solomon's Group PLC from 1996 to 1998. Prior to this, Mr. Osborne served initially as Vice President, Europe and subsequently as President of System Software Associates ("SSA"). Prior to joining SSA, he was employed by IBM from 1961 in various capacities including Vice President positions in the United States and Europe. Mr. Osborne holds a Bachelor of Science, with honors, in Pure and Applied Mathematics from London University.

        Patrick J. Zenner has served as a director of the Company since 2001. Mr. Zenner served as the President and Chief Executive Officer of Hoffmann-La Roche, Inc., a leading research-intensive pharmaceutical company, from 1993 to 2001. Mr. Zenner served in various other capacities with Hoffmann-La Roche since 1969, including Senior Vice President of its pharmaceutical division from 1992 to 1993, Head of International Pharmaceutical Marketing from 1988 to 1992 and Vice President and General Manager of Roche Laboratories from 1982 to 1988. Mr. Zenner is also a director of Geron Corporation, Praecis Pharmaceuticals Inc., West Pharmaceutical Services, Inc., First Horizon Pharmaceutical Corporation, ArQule, Inc., CuraGen Corporation, EXACT Sciences Corporation and Xoma Corporation, a director of Creighton University and the Chairman of the Board of Trustees of Fairleigh Dickinson University. Mr. Zenner holds a Bachelor of Science in Business Administration from Creighton University and an M.B.A. from Fairleigh Dickinson University.

Director Compensation

        During 2004, each non-employee director received a grant of 21,000 options and a cash retainer of $25,000. Each non-employee director also received a per meeting fee of $1,000 for in-person attendance at Board or committee meetings and $500 for telephonic meetings. The Chairpersons of the Audit Committee, Compensation Committee and the Corporate Governance and Nominating Committee each also received a grant of 5,000 options and a cash retainer of $5,000. Our Lead Director also received a grant of 10,000 options. All options granted had an exercise price equal to the fair market value of the Common Stock as of the grant date.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Report of the Compensation Committee

        The Compensation Committee of the Board (the "Compensation Committee") operates pursuant to a charter which gives the Compensation Committee responsibility with respect to the compensation and benefits of the Company's senior executives. The Compensation Committee's specific responsibilities include:

  •
  reviewing and approving the Company's goals and objectives relevant to the compensation of the Chief Executive Officer ("CEO");

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  evaluating the CEO's performance in relation to those goals and objectives and determining the CEO's compensation level;

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  establishing, in consultation with senior management, the Company's general compensation philosophy and overseeing the development and implementation of compensation programs;

  •
  reviewing and approving the compensation of the Company's senior executives;

  •
  reviewing the Company's compensation and employee benefits policies and practices, including incentive compensation plans and equity-based plans; and

  •
  overseeing the administration and competitiveness of such policies, practices and plans.

        The Compensation Committee is authorized to engage independent compensation consultants to assist it in the performance of its functions.

        The Company's 2004 fiscal year executive compensation program consisted of the following: annual base salary, other annual compensation and benefits, annual and quarterly cash bonus opportunities, performance awards and long-term compensation in the form of stock options or other stock awards. Factors used in determining compensation include competitive market considerations both within and without the industry, the contribution by the individual to the financial success of the Company or a particular area of the Company, and the long-term performance of the Company. The Compensation Committee may apply different factors or may vary the weight given to each of these factors in determining or making recommendations to the Board of Directors with respect to executive compensation in future years.

Annual Component: Base Salary, Bonus and Other Compensation

        Base Salary.    Each element of senior executive compensation has a different purpose and basis. Base salary and other compensation and benefits paid in 2004 were made to compensate ongoing performance throughout the year. The base salary for each executive officer and any increases to base salary were based on several factors, including individual performance, operating performance of the Company or of a particular area within the Company, and a comparison to the compensation practices of certain of the Company's competitors and other companies in its industry, generally assessing base salary of the Company's senior executives in relation to a range between the median and 75th percentile of executives in comparable positions reported by these other companies.

        Bonus.    Under the Company's executive bonus program, each executive officer has an incentive award target based on the achievement of specific quantitative corporate performance goals which are determined by the Compensation Committee. Each executive officer has a range of potential awards, both above and below target. The amount paid to each executive officer under the bonus program is based on achievement against the financial performance goals. Larger awards may be made if performance exceeds predetermined objectives. Smaller or no awards may be made if performance falls below such objectives.

        For executive officers who primarily have corporate responsibilities, the 2004 financial performance criteria were based on earnings per share with the opportunity for quarterly and annual performance payments. For executive officers who primarily have revenue generating responsibilities, the performance objectives were 25% based on earnings per share, 50-65% based on business unit revenues and operating profits, and 10-25% based on strategic revenue targets, with the opportunity for quarterly and annual payments. For the bonus component based on earnings per share, the 2004 performance criteria where met for the first and second quarters. For the bonus component based on business unit and strategic revenues, the 2004 performance criteria were met for certain executives in each quarter of 2004 depending on the target levels established.

        From time to time the Company may pay to one or more of its executives annual, semi-annual and/or quarterly cash bonuses as well as performance awards in the form of option grants or share grants as an additional incentive and reward for reaching and exceeding established objectives for revenues, profitability or other performance. These bonuses or awards reflect the Compensation Committee's assessment, in consultation with the CEO (except with respect to matters pertaining to his own compensation) of that individual's achievement and the significance of that executive's contribution to the financial success of the Company or a particular area of the Company during a year.

        Other Compensation.    Benefits for all executive officers included, in addition to the equity programs discussed below, group term life insurance, the Company's matching portion of the executive's 401(k) plan contribution and first class, business class and charter air travel in accordance with Company policy. Certain executives are also entitled to an annual reimbursement up to $10,000 per executive for financial, estate and tax planning services.

Long-Term Component—Stock Options

        The long-term component of executive compensation involves primarily the award of stock options. The number of options is established at a level intended by the Compensation Committee to be commensurate with the individual's position, responsibility and performance. Options are granted with an exercise price equal to the fair market value per share of Common Stock on the grant date. Options are granted to induce a long-term employment commitment to the Company and to demonstrate the Company's commitment to having directors and executive officers maintain a significant level of ownership interest in the Company.

Stock Ownership Requirements

        In 1999, the Board of Directors adopted a Share Ownership Program which establishes stock ownership requirements for the Company's senior management and directors to encourage stock ownership by such individuals. The program was amended in 2003. Under the program, members of the Company's senior management and Board of Directors must achieve and maintain ownership of certain specified amounts of shares of the Company's stock by pre-designated milestones. Each individual subject to the program must achieve twenty-five percent (25%) of the applicable mandatory ownership level by the fourth anniversary of the later of the effective date of the program or the date of hire or promotion to the applicable position, fifty percent (50%) of the applicable mandatory ownership level within five years of such anniversary and one hundred percent (100%) of the applicable mandatory ownership level within six years of such anniversary.

Chief Executive Officer Compensation

        The 2004 annual base salary for Mr. Bailye, the Chairman of the Board and Chief Executive Officer of the Company, was established pursuant to his employment agreement. The Compensation Committee may, in its discretion, determine to pay Mr. Bailye an annual or quarterly cash bonus if the Company meets or exceeds its goals. Due to the Company's performance in meeting its goals, Mr. Bailye received a quarterly cash bonus for the first and second quarter of the 2004 fiscal year. The total bonus paid to Mr. Bailye for fiscal 2004 was $192,500. Under the Company's annual option grant program, the Compensation Committee may grant Mr. Bailye options to purchase shares of Common Stock, with the options having a value up to approximately $1,200,000 determined using the Black-Scholes option pricing model. In fiscal 2004, Mr. Bailye was granted options for 200,000 shares under the annual option program. In addition, Mr. Bailye was granted 18,000 options under the 2004 stock ownership incentive program,

316,048 options under the Company's replacement option program and 3,018 options under the Company's Incentive Stock Bonus Program. Mr. Bailye does not participate in decisions of the Board or the Compensation Committee relating to his own compensation

Incentive Stock Bonus Program

        In 1999, the Compensation Committee approved the adoption of the Incentive Stock Bonus Program whereby senior executives may elect to receive their incentive bonus (including any amounts earned but deferred in accordance with the Company's Bonus Plan) in shares of Common Stock ("Bonus Shares"). The number of such Bonus Shares equals the amount of the executive officer's bonus which the individual elects to receive in Common Stock, divided by the closing price of the Company's Common Stock on the trading date immediately prior to the payment date of the bonus. To encourage executive officers to receive their bonus in Bonus Shares, the Company grants to each executive officer who elects to receive Bonus Shares, a stock option for the same number of shares as the Bonus Shares calculated without giving effect to any Bonus Shares withheld to pay withholding taxes (the "Tandem Options"). Tandem Options vest on the first anniversary of the bonus payment date. The Tandem Options and the Bonus Shares are issued under the Company's 1997 Stock Incentive Plan.

2004 Stock Ownership Incentive Program

        The Board of Directors approved a stock ownership incentive program ("SOIP") effective January 2004. Persons eligible to participate in the SOIP are those members of the Company's management and its directors who are required under the Share Ownership Program to maintain ownership of a designated number of shares of the Company's Common Stock. Participants in the SOIP received four stock options for every share of Common Stock that a participant purchased on the open market or six stock options for every share purchased by the participant by exercising and holding existing stock options previously granted to the participant, in each case, during the open window trading period in the first quarter of 2004. A maximum of 3,000 shares purchased by each participant were eligible for option grants under the program. The shares purchased under the SOIP were subject to sale restrictions that expired on December 31, 2004. All options granted under the SOIP fully vested on December 31, 2004. If any participant sold any restricted purchased shares prior to December 31, 2004, all of the options granted to such participant under the SOIP would not vest for four (4) years. No participant made such a sale.

Section 162(m) of the Internal Revenue Code

        Section 162(m) of the Internal Revenue Code generally disallows a deduction to publicly traded companies to the extent of excess compensation over $1 million paid to the chief executive officer or to any of the four other most highly compensated executive officers in a fiscal year. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The policy of the Compensation Committee is to establish and maintain compensation programs which recognize and reward performance which increases the value of the Company and, to the extent consistent with this policy, to seek to maintain the favorable tax treatment of such compensation. The Company also believes, however, that under some circumstances, such as to attract or retain key executives or to recognize outstanding performance, it may be in the best interests of the Company and its shareholders to compensate certain key executives in excess of deductible limits.

Compensation Committee
Edward J. Kfoury (Chairperson)
Terence H. Osborne
Bernard M. Goldsmith

Executive Compensation

        The following table sets forth compensation information for the Company's Chief Executive Officer and the other four most highly compensated executive officers of the Company (the "Named Officers").

Summary Compensation Table

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Restricted Stock Award(s) ($)(1)	Number of Securities Underlying Options (#)	All Other Compensation ($)(2)
John E. Bailye, Chairman of the Board and Chief Executive Officer	2004 2003 2002	497,500 470,000 470,000	192,500 400,000 60,000	— — —	537,119 301,500 100,000	6,150 6,000 5,500
Paul L. Zaffaroni, President and Chief Operating Officer	2004 2003 2002	450,000 450,000 450,000	106,875 325,000 48,750	— — —	118,000 169,000 50,000	11,503 9,593 6,082
Kathleen E. Donovan, Senior Vice President and Chief Financial Officer	2004 2003 2002	300,000 283,125 210,000	58,425 156,025 29,425	— — —	118,000 210,000 15,000	6,742 9,877 5,500
Mark H. Cieplik, Senior Vice President	2004	300,000	203,128	86,658	93,000	6,150
Marc Kustoff(3), Former Senior Vice President	2004 2003 2002	325,500 325,500 325,500	76,935 231,528 90,450	— — —	93,000 72,500 36,500	7,673 7,365 6,925

(1)
The restricted stock units vest in one-third increments on July 15, 2005, July 15, 2006 and July 15, 2007. A holder of restricted stock units is not entitled to receive any declared dividends. The number and value of restricted stock units held at December 31, 2004 were: Mr. Cieplik, 5,143 shares, $99,774.

(2)
For fiscal 2004, represents the Company's contribution to the 401(k) plan, as well as deferred compensation plan life insurance premium of $5,353 for Mr. Zaffaroni, $592 for Ms. Donovan and $1,523 for Mr. Kustoff.

(3)
Mr. Kustoff ceased employment as an executive officer in February 2005. See "Other Employment and Related Agreements" below for a description of his severance agreement under which he is entitled to a severance amount equal to one year's salary and an agreed annual bonus amount, all payable over 12 months.

Option Grants In Last Fiscal Year

        The following table sets forth stock option grants made to the Named Officers during fiscal 2004.

        The potential realizable values shown in the following table are required by the SEC and are based on arbitrarily assumed annualized rates of stock price appreciation of five percent (5%) and ten percent (10%) over the full ten-year term of the options. These stated potential realizable values are not intended to forecast possible future appreciation. No benefit from the grant of stock options can be realized by optionees unless there is an appreciation in stock price, which benefits all shareholders.

Option Grants In Last Fiscal Year

	Number of Securities Underlying Options Granted (#)(1)		Percentage of Total Options Granted to Employees in Fiscal Year (%)
Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term ($)
Exercise or Base Price ($/Share)
Name					Expiration Date
						5%	10%
John E. Bailye	200,000 3,071 18,000 429 53,999 24,133 84,580 153,507	(2) (3) (4) (5) (5) (5) (5) (5)	7.51 0.12 0.68 0.02 2.01 0.91 3.18 5.77	14.90 16.28 15.67 17.05 17.05 17.05 17.05 17.05	1/27/14 2/12/14 2/17/14 2/6/13 2/6/12 10/22/07 10/22/07 10/22/07	1,874,106 31,442 177,386 3,492 370,646 64,858 227,309 412,551	4,749,353 79,681 449,531 8,365 863,762 136,196 477,331 866,324
Paul L. Zaffaroni	100,000 18,000	(2) (4)	3.76 0.68	14.90 15.80	1/27/14 2/18/14	937,053 178,858	2,374,676 453,260
Kathleen E. Donovan	100,000 18,000	(2) (4)	3.76 0.68	14.90 16.57	1/27/14 2/11/14	937,053 187,574	2,374,676 475,350
Mark H. Cieplik	75,000 18,000	(2) (4)	2.82 0.68	14.90 15.30	1/27/14 2/20/14	702,790 173,198	1,781,007 438,917
Marc Kustoff	75,000 18,000	(2) (4)	2.82 0.68	14.90 15.67	1/27/14 2/11/14	55,875 14,103	111,750 28,206

(1)
Option grants are eligible for the Company's replacement option program under which if the optionee tenders previously owned shares in satisfaction of the option exercise price, a replacement option for the number of shares tendered is granted for the remaining term of the underlying option, at the option exercise price equal to the fair market value of the Common Stock on the replacement option grant date. Replacement options vest one year from the grant date.

(2)
The options vested on December 31, 2004; however, the right to sell the underlying shares at or following exercise of the option accrues only in one-third annual increments commencing on the vesting date.

(3)
Options granted in connection with the Company's share bonus program. The options vested on December 31, 2004.

(4)
Options granted in connection with the Company's 2004 Stock Ownership Incentive Program under which the grantee received six options under the Company's 1997 Stock Incentive Plan (the "Plan") for every share, up to 3,000, the grantee purchased by exercising and holding stock options previously granted under the Plan. The options vested on December 31, 2004.

(5)
Represents an option under the Company's replacement option program. The options become exercisable on November 22, 2005.

Option Exercises and Year-End Option Holdings

        The following table sets forth information regarding option exercises during fiscal 2004 and 2004 year-end option holdings for the Named Officers.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year End (#) Exercisable / Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year End ($)(1) Exercisable / Unexercisable
John E. Bailye	389,925	1,912,566	622,685/650,528	1,678,538/4,659,406
Paul L. Zaffaroni	3,000	11,370	420,416/213,584	3,542,154/2,427,126
Kathleen E. Donovan	51,998	395,273	283,293/141,459	1,365,997/1,594,875
Mark H. Cieplik	23,250	199,624	328,666/96,584	1,078,694/1,123,809
Marc Kustoff	46,343	279,703	328,761/81,896	555,992/934,480

(1)
Calculated on the basis of the closing price of the Common Stock at December 31, 2004 of $19.40 per share, less the per share exercise price.

        The following table provides equity compensation plan information as of the end of our 2004 fiscal year with respect to compensation plans under which the Company's equity securities are authorized for issuance.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	8,096,607	(2)	$14.56	731,172	(3)
Equity compensation plans not approved by security holders(4)	863,367		$12.92	535,213	(5)

Total	8,959,974		$14.38	1,266,385

(1)
Represents the Company's 1992 Stock Plan, 1997 Employee Stock Purchase Plan and 1997 Stock Incentive Plan.
(2)
Represents 8,056,219 shares subject to outstanding options under the 1997 Stock Incentive Plan and 40,388 shares subject to outstanding options under the 1992 Stock Plan.
(3)
Includes 227,569 shares available for purchase under the 1997 Employee Stock Purchase Program.
(4)
Represents the First Amended SAI Holding, Inc. Long Term Incentive Stock Option Plan ("SAI Plan"), which was terminated on April 18, 2005 and the New Hire Option Grant Authorization Plan ("New Hire Plan").
(5)
Represents 0 shares available for issuance under the New Hire Plan and 535,213 shares which had been left available for issuance under the SAI Plan upon the Company's assumption of the SAI Plan with the acquisition of Software Associates International in 2002. No shares have been granted by the Company under the SAI Plan following its assumption. As of the date of this proxy statement, the SAI Plan has been terminated and no shares are available for issuance under the SAI Plan.

        Transactions under the New Hire Plan were registered with the Securities and Exchange Commission on Form S-8. In accordance with the requirements of NASDAQ Rule 4350(i), new hires may be granted non-qualified stock options under the new hire authorization. The exercise price for options is the fair market value of the Company's Common Stock on the date of the grant. Vesting of options under the New Hire Plan is determined by the Compensation Committee. All options granted prior to 2004, and certain grants in 2004, vest twenty-five percent (25%) on the first anniversary of date of grant and the remaining seventy-five percent (75%) become exercisable pro rata over the following three year period, on a monthly basis, commencing on the first anniversary of the date of grant and ending on the fourth anniversary of the date of grant. All other option grants vested 100% on December 31, 2004, with the right to sell the underlying shares accruing in either three, or four, equal installments on each of the first three, or four, anniversaries of the date of grant. The other terms and conditions of such new hire options are generally the same as for non-qualified stock options granted under the 1997 Stock Incentive Plan. Such grants are not subject to the Employee Retirement Income Security Act of 1974, as amended.

Employment Contracts and Change In Control Agreements

Employment Agreement with John E. Bailye

        The Company has an employment agreement with Mr. Bailye under which Mr. Bailye serves as Chief Executive Officer of the Company. The employment agreement provides for an annual base salary of not less than $425,000 per year, to be increased each year in accordance with the increase in the Consumer Price Index.

        At least once every two years (but in no event more than once every year), the Compensation Committee will review Mr. Bailye's annual base salary in light of the performance of the Company for the purpose of evaluating an adjustment in Mr. Bailye' s annual base salary to be considered along with any Consumer Price Index increase. Mr. Bailye also is eligible to receive an annual bonus to be determined by the Compensation Committee and which is generally targeted not to exceed fifty percent (50%) of Mr. Bailye' s annual base salary for the year. Mr. Bailye is also entitled to the employee benefits generally available to other U.S. executives of the Company.

        Mr. Bailye's employment agreement has a current term continuing through December 31, 2007. The term is automatically renewed for an additional year each December 31 during the term unless, prior to such December 31, either the Company or Mr. Bailye provides written notice of the intent not to renew for the following year. Upon a Change in Control, the remaining term, if less than two years at such date, is extended automatically to continue for at least two years following the Change in Control.

        For purposes of Mr. Bailye's employment agreement, "Cause" is defined to include any gross misconduct or gross neglect with respect to his duties which has or is likely to have a material adverse effect upon the business of the Company, provided the good faith exercise of his business judgment in executing his duties will not constitute Cause, or a felony indictment related to his duties which has or is likely to have a material adverse effect on the business of the Company, provided that if he ultimately is not convicted of and does not plead guilty or nolo contendere to such felony, any such termination of employment is treated as a termination by the Company without Cause and he is entitled to severance.

        In the event that Mr. Bailye's employment is terminated by the Company for any reason other than Cause, Disability or death, or by Mr. Bailye for Good Reason, Mr. Bailye will be entitled to receive severance equal to the sum of his annual base salary in effect as of the date of termination and his average annual bonus earned during the three completed fiscal years immediately preceding his date of termination, divided by twelve, and multiplied by the number of full and fractional months remaining in his employment term as of his date of termination.

        In the event that during the employment term and within the two year period following a Change in Control, Mr. Bailye's employment is terminated by the Company for any reason other than Cause, Disability or death, or by Mr. Bailye for Good Reason, then Mr. Bailye would be entitled to receive severance equal to three times the sum of his annual base salary in effect as of the date of termination and his highest annual bonus compensation earned during the three completed fiscal years immediately preceding his date of termination.

        In the event that the Company provides Mr. Bailye with written notice that it is not extending the term, the Compensation Committee will determine, in its sole discretion, the amount of any severance to Mr. Bailye, which will be determined in accordance with what is usual and customary for such position in companies of comparable size operating in a similar industry as the Company.

        During the term and within a period of two years following any voluntary termination by him (other than a termination for Good Reason) or any termination by the Company for Cause, Mr. Bailye is prohibited, whether directly or indirectly, in any U.S. state or foreign country where the Company or any of its affiliates is doing business at the time of termination, from (i) engaging in any venture or activity in competition with the business of the Company or its affiliates, or any business that the Company may establish that it will likely conduct within one year of his departure; (ii) soliciting for any venture or activity in competition with the business conducted by the Company or its affiliates any customers who were customers within one year of his departure or soliciting such customers to reduce their business with the Company or its affiliates, or (iii) inducing or attempting to influence any employee of the Company or its affiliates employed on the effective date of his termination or within six months prior to such termination to terminate his or her employment with the Company or its affiliates. In the event the Company terminates his employment without Cause (or elects not to extend his employment) or Mr. Bailye terminates his employment for Good Reason, the restrictive covenants described above shall apply for a period of six months following the date of termination. The above restrictive covenants generally will not apply in the event his employment is terminated for any reason during the two year period following a Change in Control, unless he agrees to have the covenants apply in exchange for certain severance and/or benefit coverage as set forth in his agreement. The agreement may not be assigned by either party other than by the Company in connection with certain business combinations.

Other Employment and Related Agreements

        The Company also has employment agreements with each of the other Named Officers, other than Mr. Kustoff whose employment agreement with the Company terminated on February 25, 2005.

        Mr. Zaffaroni's employment agreement provides for an annual base salary of not less than $450,000. Under his employment agreement, Mr. Zaffaroni is eligible to receive certain quarterly bonuses based on the Company's performance against its financial objectives. Beginning in 2002 and continuing each year thereafter, Mr. Zaffaroni will receive an option to purchase shares of Common Stock based on a Black-Scholes valuation of between $500,000 and $750,000. In the event of a Change in Control, if he is not retained in a similar position or if no similar position is offered to him, all outstanding options immediately vest. In the event that the Company terminates Mr. Zaffaroni's employment for any reason other than death, Cause or Disability, or if Mr. Zaffaroni terminates his employment for Good Reason within one year following a Change in Control, he is entitled to severance equal to his annual salary in effect at the time of termination.

        Ms. Donovan's employment agreement provides for an annual base salary as well as eligibility for bonuses based on the Company's performance against financial objectives. In the event of a Change in Control, all outstanding options immediately vest. In the event that within one year following a Change in Control the Company terminates Ms. Donovan's employment for any reason other than death, Cause or Disability, or if Ms. Donovan terminates her employment for Good Reason, she is entitled to severance equal to her annual salary in effect at the time of termination.

        Mr. Cieplik's employment agreement provides for an annual base salary as well as eligibility for bonuses based on the Company's performance against financial objectives. In the event of termination of Mr. Cieplik's employment by the Company for any reason other than death, Cause or Disability,

Mr. Cieplik would be entitled to receive a severance payment equal to 6 months salary and any accrued bonus.

        In February, 2005, the Company entered into an agreement with Mr. Kustoff concerning his cessation of employment with the Company. Under the agreement, the Company agreed to pay to Mr. Kustoff a pre-established severance equal to one year's base salary and an agreed bonus amount ($615,500 in the aggregate), to be paid in twelve equal monthly installments, less applicable deductions. Mr. Kustoff may continue coverage under the Company's group health plan in accordance with COBRA; the Company will pay for a portion of the COBRA cost so that Mr. Kustoff's payments will remain the same as during employment, until the earlier of the end of the severance period or coverage becomes available through other employment. Outstanding stock options continue to be exercisable in accordance with the terms of the 1997 Stock Incentive Plan.

        Each employment agreement and the agreement with Mr. Kustoff restricts the executive from disclosing any confidential information regarding the Company or the Company's clients, customers or suppliers, to any person without prior written consent from the Company, client, customer or supplier, as the case may be. Each such employment agreement also provides that for a period of two years following termination of employment, with or without Cause, each employee is prohibited from (i) performing services that compete with the businesses conducted by the Company or any of its affiliates or rendering services to any organization or entity which competes with the business conducted by the Company or any of its affiliates in the United States or elsewhere where the Company or any of its affiliates does business, or any business that the Company or any of its affiliates may establish that it will likely conduct within one year following the date of such employee's termination; (ii) soliciting any customers or potential customers of the Company with whom the executive had contact while employed by the Company or who was a customer of the Company at any time during one or two years immediately before the executive's termination; (iii) requesting that any of the Company's customers or suppliers discontinue doing business with the Company; (iv) knowingly taking any action that would disparage the Company or be to its disadvantage; or (v) employing or attempting to employ or assisting anyone else to employ any employee or contractor of the Company or to terminate their employment or engagement with the Company.

        "Cause" is generally defined to include acts of gross misconduct, indictable offenses, any willful or intentional acts or gross negligence which injure in any material respect the reputation, business or business relationships of the Company, and material breaches of the employment agreement. "Disabled" or "Disability" is generally defined as the occurrence of any physical or mental condition which materially interferes with the performance of customary duties as an employee of the Company for a consecutive six month period. "Change in Control" is defined generally to include significant changes in the stock ownership of the Company, certain changes in the Board of Directors, certain business combinations and a sale of all or substantially all of the Company's assets. "Good Reason" is defined generally as certain changes or reductions in duties or responsibilities, certain breaches by the Company, cessation of eligibility to participate in certain employee plans, certain increased travel, or failure of the Company to obtain an agreement from a successor to assume the Company's obligations under the employment agreements.

Certain Transactions with Related Parties

        During 2004, the Company chartered aircraft for Company business use from third party charter companies, including Jet Alliance. Jet Alliance is not affiliated with the Company or any executives of the Company and charters aircraft on a commercial basis on behalf of numerous individual aircraft owners. In certain instances, the aircraft provided by Jet Alliance to the Company for its chartered business travel were leased from Kookaburra Air LLC and for fiscal 2004, $266,186 was paid by Jet Alliance to Kookaburra in the form of a credit for such aircraft leased on behalf of the Company. Kookaburra is an aircraft owner whose owners are Mr. Bailye and his spouse, and Kookaburra actively charters its aircraft. The revenue from aircraft chartered by the Company is not a material portion of Kookaburra's overall business with Jet Alliance.

        Mr. Bailye is a party to a registration rights agreement with the Company under which he has certain rights with respect to the registration for resale to the public of certain shares of Common Stock owned by him.

PERFORMANCE GRAPH

        The following graph compares the percentage change in the cumulative total shareholders' return on the Company's Common Stock on a year-end basis, from December 31, 1999 to December 31, 2004, with the cumulative total return on the NASDAQ Stock Market (U.S.) Index and the RDG Technology Composite Index for the same period. In accordance with the rules of the SEC, the returns are indexed to a value of $100. The Company has never paid cash dividends on its Common Stock. Shareholders' returns over the indicated period should not be considered indicative of future shareholder returns.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG DENDRITE INTERNATIONAL, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE RDG TECHNOLOGY COMPOSITE INDEX

*
$100 invested on 12/31/99 in stock or index, including reinvestment of dividends. Fiscal year ending December 31.

Report of the Audit Committee

        The primary function of the Audit Committee of the Board of Directors is to assist the Board of Directors in its oversight of the Company's system of internal control, financial reporting practices and interim reviews and audit by the independent registered public accounting firm in order to ensure the quality, integrity and objectivity of the Company's financial statements. Each member of the Audit Committee satisfies the independence and audit committee qualification standards of NASDAQ and the SEC.

        For fiscal year 2004, the Audit Committee reviewed the overall audit scope, plan and results of the audit engagement. The Committee also met separately, without management, with representatives of the independent registered public accounting firm and with the Company's internal auditors. In addition, the Audit Committee reviewed and discussed the Company's annual and quarterly financial statements with management before issuance.

        The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, of the American Institute of Certified Public Accountants. The Audit Committee also received and reviewed the written disclosures and confirmation from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with the independent registered public accounting firm its independence.

        Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year 2004. The Audit Committee also evaluated and appointed Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal 2005.

        Pursuant to Section 404 of the Sarbanes-Oxley Act, management provided as part of the Company's 2004 Annual Report on Form 10-K a report on its assessment of the effectiveness of the Company's internal control over financial reporting. Deloitte & Touche LLP, the Company's independent registered public accounting firm, rendered opinions on the effectiveness of internal control over financial reporting and on management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, which are also included as part of the 2004 Annual Report on Form 10-K.

        During the course of 2004, management regularly discussed the internal control assessment process with the Audit Committee, including the framework used to evaluate the effectiveness of such internal control, and at regular intervals updated the Audit Committee on the status of this process and actions taken by management to respond to issues identified during this process. The Audit Committee also regularly discussed this process with Deloitte & Touche LLP.

Audit Committee John A. Fazio (Chairperson) Paul A. Margolis Patrick J. Zenner

ITEM 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

        The Audit Committee has selected Deloitte & Touche LLP to be the Company's independent registered public accounting firm for the Company's 2005 fiscal year and has directed that management submit the selection of Deloitte & Touche LLP for ratification by the Company's shareholders at the 2005 Annual Meeting.

        Shareholder ratification of the selection of Deloitte & Touche LLP is not required by the Company's By-laws or otherwise. However, the Board is submitting the selection of Deloitte & Touche LLP to shareholders for ratification as a matter of good corporate practice.

        The Board of Directors recommends a vote for ratification of the selection of Deloitte & Touche LLP.

Principal Accountant Fees and Services

        The fees billed for services rendered for fiscal 2004 by Deloitte & Touche LLP and for fiscal 2003 by Ernst & Young LLP were as follows:

	2004	2003
Audit Fees(1)	$2,609,436	$1,100,500
Audit-Related Fees(2)	$0	$254,200
Tax Fees(3)	$0	$70,200
All Other Fees(4)	$0	$59,200

Total	$2,609,436	$1,484,100

  (1)
  For 2004, represents fees for professional services provided by Deloitte & Touche LLP in connection with the integrated audit of our consolidated financial statements, the effectiveness over internal control over financial reporting and management's assessment of the Company's internal control over financial reporting, review of our quarterly financial statements, and audit services provided in connection with other statutory or regulatory filings. For 2003, represents fees for professional services provided by Ernst & Young LLP in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

  (2)
  Consists primarily of services related to business acquisitions, employee benefit plan audits, accounting consultations and other attestation services.

  (3)
  Principally includes tax compliance fees of $29,900, and tax advice and tax planning fees of $40,300, including expatriate tax services fees of $39,600.

  (4)
  Principally include post-implementation review of information technology system configuration.

        Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

        The Audit Committee has adopted a formal policy concerning the pre-approval of all services to be provided by the independent registered public accounting firm to the Company. Specific services being provided by the independent registered public accounting firm are regularly reviewed in accordance with the pre-approval policy. The Audit Committee has delegated pre-approval authority to the Audit Committee Chairman for all services with a budgeted cost of less than $50,000. The Committee receives periodic updates on services being provided by the independent registered public accounting firm, including services approved by the Audit Committee Chairman, and management may present additional services for approval. All services provided by the independent registered public accounting firm for fiscal 2004 were approved in advance by the Audit Committee.

        On May 11, 2004, Ernst & Young LLP ("E&Y") resigned as the Company's independent accountant. On June 28, 2004, the Company engaged Deloitte & Touche LLP to serve as the Company's independent registered public accounting firm for fiscal 2004. E&Y was initially engaged by the Company as its independent auditor effective April 4, 2002 and in that capacity rendered an opinion on the Company's consolidated financial statements for the fiscal years ended December 31, 2003 and 2002.

        During the years ended December 31, 2003 and 2002 and through May 11, 2004, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K. The Company believes that, during the years ended December 31, 2003 and 2002 and through May 11, 2004, there were no disagreements, as defined in Item 304(a)(1)(iv) of Regulation S-K, with E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to such disagreement in its reports. The quarterly written reports of E&Y to the Audit Committee under SAS 61 and AU Section 722 prior to E&Y's resignation are consistent with this conclusion.

        In connection with its review of the Company's draft Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, E&Y identified a material transaction for which during the quarter the Company had included revenue on the transfer and sale of certain irrevocable licenses in an initial stocking order to a Japanese distributor. Based on its review and analysis, E&Y determined that the revenue related to this particular transaction should be accounted for utilizing the "sell-through" method of accounting, provided the other criteria for revenue recognition under applicable accounting standards were met. After discussion and further review, the Company agreed with this position and did not include this revenue in the quarterly report or its quarterly results. This matter was reviewed with both the Company's Audit Committee and with the Company's Board of Directors in meetings on October 21, 2003 by E&Y. In connection with the Company's preparation of the Form 8-K announcing E&Y's resignation, E&Y informed the Company that, upon further review and analysis of all discussions and information through the date of its resignation, E&Y concluded that in its view in fact there had been a disagreement in connection with the matters described above. The Company has not changed its conclusion that no disagreement occurred.

        During the years ended December 31, 2004 and 2003 and through June 28, 2004, the Company did not consult with Deloitte & Touche LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 3

AMENDMENT TO INCREASE THE NUMBER OF SHARES
RESERVED FOR ISSUANCE UNDER THE 1997 STOCK INCENTIVE PLAN

General

        The Company's shareholders are being asked to approve an amendment to the 1997 Stock Incentive Plan (the "Incentive Plan") to increase the number of authorized plan shares. The Incentive Plan covers employees as well as non-employee directors and is the Company's principal equity incentive plan for both groups. The Incentive Plan is a key component of our long term employee incentive and retention program. The Company believes that the Incentive Plan has been effective in enabling us to attract and retain the talent critical to our growth. The Company further believes that the Incentive Plan remains a necessary and powerful retention and motivation tool and that the increase in shares available under the Incentive Plan is in the best interests of our shareholders and the Company.

        The Incentive Plan currently authorizes the issuance of an aggregate of 11,750,000 shares of Common Stock. Of such current authorized shares, as of April 18, 2005, 8,364,505 shares were subject to outstanding options, 9,374 shares were subject to outstanding restricted stock unit awards and 37,392 shares were available for future awards under the Incentive Plan.

        As of April 18, 2005, we had options covering up to 9,387,810 shares of our Common Stock outstanding under all of our equity compensation plans, with an average weighted exercise price of $14.59 and an average weighted term of approximately 6.77 years. As of April 18, 2005, there were only 37,392 shares available for future awards under all of our continuing equity compensation plans, excluding our employee stock purchase plan.

        A general discussion of the principal terms of the Incentive Plan and the proposed amendment is set forth below.

Proposed Amendment

        The Board of Directors has approved an amendment to the Incentive Plan to increase by 1,000,000 shares the total number of shares available for issuance under the Incentive Plan. We expect that the additional shares will enable us to provide for awards under the Incentive Plan for an additional year. As a result, the Company intends to submit requests for approval of equity incentive plans or amendments thereto to shareholders on a more frequent basis.

        The Board of Directors recommends that shareholders vote for the amendment to the Incentive Plan.

Description of the Incentive Plan

        The following is a general description of the material features of the Incentive Plan. This description is qualified in its entirety by reference to the full text of the Incentive Plan, a copy of which is attached as Appendix A.

        The purpose of the Incentive Plan is to enhance the ability of the Company to attract and retain the best available employees, directors and consultants and to provide employees, directors and consultants with an equity interest in the Company. Awards under the Incentive Plan may consist of stock options, stock awards, or other awards based on the value of the Common Stock.

        All directors, officers, other key employees and consultants selected by the Compensation Committee are eligible for awards under the Incentive Plan. Approximately 3,000 participants are currently eligible under the Incentive Plan. The Incentive Plan is administered by the Compensation Committee. The Compensation Committee determines which participants receive awards under the Incentive Plan as well as the number, types and terms of awards granted. A number of factors are considered in making these determinations, including the participant's relative job scope, present and potential contribution to the success of the Company, and competitiveness of grants relative to the Company's peers, among other factors.

        Awards under the Incentive Plan may be satisfied by the use of authorized but unissued shares or by treasury shares. Forfeited or expired awards or awards otherwise terminated without the issuance of shares of Common Stock to the participant and shares withheld by or surrendered to satisfy withholding tax obligations or in payment of the exercise price of an award ("share counting rules") are available for new awards under the Incentive Plan.

        Options granted under the Incentive Plan may be either nonqualified stock options or incentive stock options qualifying under Section 422 of the Internal Revenue Code.

        The option exercise price is determined by the Compensation Committee, but in no event may be less than the fair market value of the Common Stock on the date of grant and, in the case of incentive stock options granted to an employee who is a 10% shareholder, the option exercise price may not be less than 110% of the fair market value of the Common Stock on the date of grant. The term of each option is fixed by the Compensation Committee, but no option may be exercisable after the expiration of a maximum of up to ten years from the grant date (and, in the case of incentive stock options granted to a 10% shareholder, five years from the grant date). Each option vests and becomes exercisable as determined by the Compensation Committee. Awards under the Incentive Plan, including restricted stock units are subject to terms and conditions as determined by the Compensation Committee. In general, awards of restricted stock units that are subject to time-based vesting have been subject to partial forfeiture for a period of at least three (3) years.

        Awards may not be transferred except by will or the laws of descent and distribution, except that the Compensation Committee may permit nonqualified stock options to be transferred to members of the holder's immediate family or trusts, partnerships or limited liability companies established for such family members.

        For purposes of compliance with Section 162(m) of the Internal Revenue Code, no employee may be granted in any year options to purchase more than 1,500,000 shares of Common Stock (subject to adjustment for antidilution events).

        Certain options granted to designated individuals subsequent to December 1999 are eligible for the Company's replacement option program under which, if the optionee tenders back to the Company previously-owned mature shares in satisfaction of the option exercise price, a replacement option for the number of shares transferred will be granted for the remaining term of the underlying option, with the option exercise price equal to the fair market value on the date of the replacement option.

        In the event of a "change in control" as defined in the Incentive Plan, outstanding options become immediately vested and exercisable and restrictions, if any, on any other awards automatically lapse.

        To date, stock options, restricted stock units, bonus shares under an incentive stock bonus program and anniversary share awards have been granted under the Incentive Plan. Any such awards may be forfeited under conditions established by the Compensation Committee. Because future participation in the Incentive Plan and the level of participation is discretionary, it is not possible to determine the value of benefits under the amendment which may be obtained by those eligible to participate.

        If an award holder engages in certain activity which is harmful to the Company, any outstanding awards to that person may be canceled and terminated and the person may have to reimburse the Company for any gain realized upon exercise of an award within one year of the activity. This forfeiture and repayment provision does not apply following a change in control.

        The Board of Directors may amend, suspend or terminate the Incentive Plan at any time, but no amendment may adversely affect the rights of any participant in connection with an award previously granted. In addition, no amendment to the Incentive Plan may be made without subsequent shareholder approval if such approval is required under any applicable law, regulation or stock exchange rule.

        From the commencement date of the Incentive Plan through April 18, 2005, options to purchase a total of 16,964,923 shares of Common Stock, including shares re-granted after forfeited shares were returned to the Incentive Plan, have been granted under the Incentive Plan at an exercise price per share equal to not less than the fair market value of the Common Stock on the date of grant. As of April 18, 2005, the total number of stock options awarded under the Incentive Plan to the named executive officers and directors were as follows: Mr. Bailye, Chairman of the Board and Chief Executive Officer, 2,290,138; Mr. Zaffaroni, President and Chief Operating Officer, 337,000; Ms. Donovan, Senior Vice President and Chief Financial Officer, 507,500; Mr. Cieplik, Senior Vice President, 453,500; Mr. Kustoff, former Senior Vice President, 457,000; Mr. Fazio, director, 124,000; Mr. Goldsmith, director, 163,767; Mr. Kfoury, director, 344,767; Mr. Margolis, director, 263,767; Mr. Martinson, director, 263,767; Mr. Osborne, director, 206,767; Mr. Zenner, director, 158,290; all executive officers as of March 1, 2005, 4,536,833; and all current non-employee directors as a group, 1,520,125.

        As of April 18, 2005, the closing price of the Common Stock on the Nasdaq National Market was $14.23 per share.

        The number, kind or purchase price of shares available for awards under the Incentive Plan may be adjusted by the Compensation Committee in the event of any stock dividend or split, recapitalization, merger, consolidation, spinoff, combination or exchange of shares or other corporate change, or any distribution to holders of Common Stock other than regular cash dividends.

        The Incentive Plan prohibits, without the approval of shareholders, amending or replacing previously granted options in a transaction that constitutes option replacement or option "repricing," as such term is used in Instruction 3 to Item 402(b)(2)(iv) of Regulation S-K, as promulgated by the Securities and Exchange Commission.

        The Incentive Plan became effective on July 24, 1997 and has a term of ten years from its effective date.

Federal Income Tax Implications

        The following is a brief description of the federal income tax consequences generally arising with respect to awards that may be granted under the Incentive Plan.

        The grant of an option will create no federal income tax consequences for the participant or the Company. A participant will not have taxable income upon exercising an option which is an incentive stock option ("ISO") except that the alternative minimum tax may apply. Upon exercising an option which is not an ISO, the participant must generally recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and nonforfeitable shares acquired on the date of exercise.

        Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant will generally recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise of the ISO minus the exercise price, or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant's disposition of shares acquired upon the exercise of such option generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's "basis" in such shares (generally, the tax basis is the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option).

        The Company generally will be entitled to a deduction equal to the amount recognized as ordinary income by the participant in connection with options. The Company generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, the Company will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the applicable ISO holding periods prior to disposition of the shares.

        With respect to other awards granted under the Incentive Plan that result in a transfer to the participant of cash or shares or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of shares or other property actually received. Except as discussed below, the Company generally will be entitled to a deduction for the same amount. With respect to awards involving shares or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares or other property received at the earliest time the shares or other property become transferable or not subject to a substantial risk of forfeiture. Except as discussed below, the Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant. A participant may elect to be taxed at the time of receipt of shares or other property rather than upon lapse of restrictions on transferability or the substantial risk of forfeiture, but if the participant subsequently forfeits such shares or property he or she will not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he or she previously paid tax.

        Compensation that qualifies as "performance-based" compensation is excluded from the $1 million deductibility cap of Section 162(m) of the Code, and therefore remains fully deductible by the company that pays it. Options granted under the Incentive Plan are intended to qualify as such "performance-based" compensation.

        The foregoing provides only a general description of the application of federal income tax laws to certain types of awards under the Incentive Plan. This discussion is intended for the information of shareholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the Incentive Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. Different tax rules may apply in the case of variations permitted under the Incentive Plan (such as payment of the exercise price of an option by surrender of previously acquired shares). The summary does not address the effects of other federal taxes (including possible "golden parachute" excise taxes) or taxes imposed under state, local or foreign tax laws.

BENEFICIAL OWNERSHIP OF COMMON STOCK

        The following table sets forth certain information regarding beneficial ownership of the outstanding Common Stock as of March 1, 2005 by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding Common Stock, (ii) each of the directors, nominees for director and Named Officers and (iii) all current executive officers and directors as a group. Each beneficial owner has sole voting and investment power as to such shares except as otherwise indicated.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned		Rights to Acquire Beneficial Ownership of Shares of Common Stock(1)	Total Number of Shares of Common Stock Beneficially Owned	Percent of Class
Sterling Capital Management LLC(2) 4064 Colony Road, Suite 300 Charlotte, North Carolina 28211	3,835,478		0	3,835,478	9.0%
Brown Capital Management, Inc.(3) 1201 N. Calvert Street Baltimore, Maryland 21202	3,562,665		0	3,562,665	8.4%
American Express Financial Corporation(4) 200 AXP Financial Center Minneapolis, Minnesota 55474	3,288,286		0	3,288,286	7.7%
Waddell & Reed Financial, Inc.(5) 6300 Lamar Avenue Overland Park, Kansas 66202	2,988,601		0	2,988,601	7.1%
Barclays Global Investors, NA(6) 45 Fremont Street San Francisco, CA 94105	2,372,967		0	2,372,967	5.6%
John E. Bailye c/o Dendrite International, Inc. 1405 U.S. Highway 206 Bedminster, New Jersey 07921	2,804,766	(7)	631,477	3,436,243	8.0%
John A. Fazio	4,000		95,000	99,000	*
Bernard M. Goldsmith	13,000		179,464	192,464	*
Edward J. Kfoury	23,000		131,767	154,767	*
Paul A. Margolis	16,000		169,767	185,767	*
John H. Martinson	65,767		221,767	287,533	*
Terence H. Osborne	8,000		153,267	161,267	*
Patrick J. Zenner	6,000		111,290	117,290	*

Paul L. Zaffaroni	18,252	457,083	475,335	1.1%
Kathleen E. Donovan	12,898	304,127	317,025	*
Mark H. Cieplik	16,911	327,207	344,118	*
Marc Kustoff	6,251	331,532	337,783	*
All executive officers and directors as a group (16 persons)	3,037,148	3,625,422	6,662,570	14.5%

*
Less than 1% of the outstanding shares of Common Stock.

(1)
Represents shares subject to stock options exercisable on or within 60 days following March 1, 2005.

(2)
Pursuant to an amended Schedule 13G filed on January 6, 2005 by Sterling Capital Management LLC, Sterling MGT, Inc., Eduardo Brea, Alexander W. McAlister, David M. Ralston, Brian R. Walton and Mark Whalen (collectively, "Sterling"), Sterling has shared voting power and shared dispositive power with respect to 3,835,478 shares.

(3)
Pursuant to an amended Schedule 13G filed on February 9, 2005 by Brown Capital Management, Inc. ("Brown"), Brown has sole voting power with respect to 1,756,105 shares and sole dispositive power with respect to 3,562,665 shares.

(4)
Pursuant to an amended Schedule 13G filed on February 11, 2005 by American Express Financial Corporation ("Amex"), Amex has shared voting power with respect to 265,081 shares and shared dispositive power with respect to 3,288,286 shares.

(5)
Pursuant to an amended Schedule 13G filed on February 8, 2005 by Waddell & Reed Financial, Inc., Waddell & Reed Investment Management Company, Waddell & Reed, Inc. and Waddell & Reed Financial Services, Inc. (collectively, "Waddell"), Waddell has sole voting and sole dispositive power with respect to 2,988,601 shares.

(6)
Pursuant to a Schedule 13G filed on February 14, 2005 by Barclays Global Investors, NA and its affiliates ("Barclays"), Barclays has sole voting power with respect to 2,184,164 shares and sole dispositive power with respect to 2,372,967 shares.

(7)
Represents 2,233,861 shares owned of record by Mr. Bailye, 534,905 shares owned of record by Carinya Holdings Company ("Carinya") and 36,000 shares owned of record by the Bailye Family Foundation (the "Foundation"). Carinya is a general partnership the general partners of which are Mr. Bailye, Mr. Bailye's wife, and trusts for the benefit of each of their two children. The trustees of the trusts are Mr. Bailye's parents and Mrs. Bailye's parents, respectively, as general partners. The partnership agreement provides that the voting power with respect to shares owned by the partnership is subject to the majority vote of all partners other than Mr. Bailye. Mr. Bailye disclaims beneficial ownership of the shares owned by Carinya except to the extent of the two 10% partners' interests owned by Mr. Bailye and his spouse. The Foundation is a trust established exclusively to provide financial support for charitable organizations which are exempt institutions under Section 501(c)(3) of the Internal Revenue Code. Mr. Bailye and his spouse constitute two of the three trustees of the Foundation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file reports regarding ownership of the Company's Common Stock with the SEC, and to furnish the Company with copies of all such filings. Based on a review of these filings, the Company believes that all filings were timely made other than: Mr. Cieplik and Ms. Donovan each inadvertently filed one late form reporting a single transaction and Mr. Cieplik inadvertently underreported one holding on an otherwise timely filed form.

SHAREHOLDER PROPOSALS

        Shareholder proposals that are intended for inclusion in the proxy statement and related proxy materials for the Company's 2006 Annual Meeting of Shareholders must be received by the Secretary of the Company not later than December 27, 2005 and must be in compliance with applicable SEC regulations.

        Under the terms of the Company's By-laws, shareholders who intend to submit a nomination for election as a director at an annual meeting of shareholders must be a shareholder of record on the date of providing such notice to the Secretary of the Company and on the record date for determination of shareholders entitled to vote at the annual meeting. To be eligible for consideration, a shareholder's notice must be timely and in proper written form.

        To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than sixty days nor more than ninety days prior to the date of the annual meeting, provided that if the Company provides less than seventy days' notice or announcement of the date of the annual meeting, notice by the shareholder must be received no later than the close of business on the tenth day following the day on which notice of the annual meeting date is mailed or announced, whichever occurs earlier.

        To be in proper written form, a shareholder's notice to the Secretary of the Company must set forth the items specified in the By-laws for each person whom the shareholder proposes to nominate as a director, including all information which may be required under Section 14 of the Securities Exchange Act of 1934 as well as: (a) name, age, business address and residence address; (b) principal occupation or employment; and (c) class or series and number of shares of Common Stock that are owned beneficially or by record. In addition, a shareholder's notice must set forth the items specified in the By-laws for the shareholder giving notice, including: (a) name and address; (b) class or series and number of shares of Common Stock that are owned beneficially or of record; (c) a description of all arrangements or understandings between the shareholder and each proposed nominee or others relating to any nomination(s); and (d) a representation that the shareholder intends to appear in person or by proxy at such annual meeting to nominate the person(s) named in the notice.

FORM 10-K

        A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO INVESTOR RELATIONS, DENDRITE INTERNATIONAL, INC., 1405 U.S. HIGHWAY 206, BEDMINSTER, NEW JERSEY 07921. THE COMPANY'S ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE WITHOUT CHARGE THROUGH THE COMPANY'S WEBSITE, WWW.DENDRITE.COM.

OTHER MATTERS

        The Board knows of no other matters which may be presented at the Annual Meeting. However, if other matters do properly come before the Annual Meeting, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

BY THE ORDER OF THE BOARD OF DIRECTORS
Christine A. Pellizzari Secretary

Appendix A

DENDRITE INTERNATIONAL, INC.

1997 STOCK INCENTIVE PLAN

(AS AMENDED THROUGH APRIL 21, 2005)

1.    Purpose.    The purpose of the Dendrite International, Inc. 1997 Stock Incentive Plan (the "Plan") is to enhance the ability of Dendrite International, Inc. (the "Company") and its subsidiaries to attract and retain employees, directors and consultants of outstanding ability and to provide employees, directors and consultants with an interest in the Company parallel to that of the Company's shareholders.

2.    Definitions.

  (a)    "Award" shall mean an award determined in accordance with the terms of the Plan.

  (b)    "Board" shall mean the Board of Directors of the Company.

  (c)    "Change in Control" shall mean the occurrence of any one of the following events:

    (i)    any "person" (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner"(as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 33 1/3% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided, however, that the event described in this paragraph (i) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any subsidiary, (B) by any employee benefit plan sponsored or maintained by the Company or any subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Control Transaction (as defined in paragraph (iii)), or (E) a transaction (other than one described in (iii) below) in which Company Voting Securities are acquired from the Company, if a majority of the Incumbent Board (as defined below) approves a resolution providing expressly that the acquisition pursuant to this clause (E) does not constitute a Change in Control under this paragraph (i);

    (ii)    individuals who, on the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the Effective Date, whose election or nomination for election was approved by a vote of at least two-thirds of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered a member of the Incumbent Board; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be a member of the Incumbent Board;

    (iii)    the shareholders of the Company approve a merger, consolidation, share exchange or similar form of corporate reorganization of the Company or any such type of transaction involving the Company or any of its subsidiaries (whether for such transaction or the issuance of securities in the transaction or otherwise) (a "Business Combination"), unless immediately following such Business Combination: (A) more than 50% of the total voting power of the publicly traded corporation resulting from such Business Combination (including, without limitation, any corporation which directly or indirectly has beneficial ownership of 100% of the Company Voting Securities or all or substantially all of the assets of the Company and its subsidiaries) eligible to elect directors of such corporation would be represented by shares that were Company Voting Securities immediately prior to such Business Combination (either by remaining outstanding or being converted), and such voting power would be in substantially the same proportion as the voting power of such Company Voting Securities immediately prior to the Business Combination, (B) no person (other than any publicly traded holding company resulting from such Business Combination, any employee benefit plan sponsored or maintained by the Company (or the corporation resulting from such Business Combination), or any person which beneficially owned, immediately prior to such Business Combination, directly or indirectly, 33 1/3% or more of the Company Voting Securities (a "Company 33 1/3% Stockholder")) would become the beneficial owner, directly or indirectly, of 33 1/3% or more of the total voting power of the outstanding voting securities eligible to elect directors of the corporation resulting from such Business Combination and no Company 33 1/3% Stockholder would increase its percentage of such total voting power, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination would be members of the Incumbent Board at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (a "Non-Control Transaction"); or

    (iv)    the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or the sale or disposition of all or substantially all of the Company's assets.

Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 33 1/3% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which, by reducing the number of Company Voting Securities outstanding, increases the percentage of shares beneficially owned by such person; provided, that if a Change in Control of the Company would occur as a result of such an acquisition by the Company (if not for the operation of this sentence), and after the Company's acquisition such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, then a Change in Control of the Company shall occur.

  (d)    "Code" shall mean the Internal Revenue Code of 1986, as amended.

  (e)    "Committee" shall mean a committee of at least two members of the Board appointed by the Board to administer the Plan and to perform the functions set forth herein and who are "non-employee directors" within the meaning of Rule 16b-3 as promulgated under Section 16 of the Exchange Act and who are also "outside directors" within the meaning of Section 162(m) of the Code.

  (f)    "Common Stock" shall mean the common stock, no par value per share, of the Company.

  (g)    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

  (h)    "Fair Market Value" per share as of a particular date shall mean the last reported sale price (on the day immediately preceding such date) of the Common Stock on the Nasdaq National Market List.

  (i)    "Immediate Family Member" shall mean, except as otherwise determined by the Committee, a Participant's children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings, in-laws and persons related by reason of legal adoption.

  (j)    "Incentive Stock Option" shall mean a stock option which is intended to meet the requirements of Section 422 of the Code.

  (k)    "Non-Employee Director" shall mean a member of the Board who is not an employee of the Company or any Subsidiary.

  (l)    "Nonqualified Stock Option" shall mean a stock option which is not intended to be an Incentive Stock Option.

  (m)    "Option" shall mean either an Incentive Stock Option or a Nonqualified Stock Option.

  (n)    "Participant" shall mean an employee, director or consultant of the Company or its Subsidiaries who is selected to participate in the Plan in accordance with Section 5.

  (o)    "Subsidiary" shall mean any subsidiary of the Company that is a corporation and which at the time qualifies as a "subsidiary corporation" within the meaning of Section 424(f) of the Code.

3.    Shares Subject to the Plan.    Subject to adjustment in accordance with Section 16, the total of the number of shares of Common Stock which shall be available for issuance pursuant to the grant of Awards under the Plan shall not exceed 12,750,000 shares, on a post-split adjusted basis; provided, that for purposes of this limitation, any Option which is canceled or expires without exercise shall again become available for Awards under the Plan. Upon forfeiture of Awards in accordance with the provisions of the Plan, and the terms and conditions of the Award, such shares shall no longer be counted in any determination of the number of shares available under the Plan and shall be available for subsequent Awards. To the extent that the exercise price of any Option granted under the Plan is satisfied by tendering shares of Common Stock to the Company (either by actual delivery or by attestation), then subject to the requirements of Section 422 of the Code in connection with any stock-for-stock exercise of Incentive Stock Options, only the number of shares of Common Stock issued, net of the shares tendered, shall be deemed delivered for purposes of determining the total number of shares of Common Stock available for issuance under the Plan. Subject to adjustment in accordance with Section 16, no employee shall be granted in any calendar year Options to purchase more than 1,500,000 shares of Common Stock. Shares of Common Stock available for issue or distribution under the Plan shall be authorized and unissued shares or shares reacquired by the Company in any manner.

4.    Administration.

  (a)    The Plan shall be administered by the Committee.

  (b)    The Committee shall (i) approve the selection of Participants, (ii) determine the type of Awards to be made to Participants, (iii) determine the number of shares of Common Stock subject to Awards, (iv) determine the terms and conditions of any Award granted hereunder (including, but not limited to, any restriction and forfeiture conditions on such Award) and (v) have the authority to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements entered into hereunder, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem desirable to carry it into effect.

  (c)    Any action of the Committee shall be final, conclusive and binding on all persons, including the Company and its Subsidiaries and shareholders, Participants and persons claiming rights from or through a Participant.

  (d)    The Committee may delegate to officers or employees of the Company or any Subsidiary, and to service providers, the authority, subject to such terms as the Committee shall determine, to perform administrative functions with respect to the Plan and Award agreements.

  (e)    Members of the Committee and any officer or employee of the Company or any Subsidiary acting at the direction of, or on behalf of, the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified by the Company with respect to any such action or determination.

5.    Eligibility.    Individuals eligible to receive Awards under the Plan shall be the directors, officers, other key employees and selected consultants of the Company and its Subsidiaries selected by the Committee. In addition, all Non-Employee Directors shall be eligible to receive Options as provided in Section 9 hereof.

6.    Awards.    Awards under the Plan may consist of Options, stock awards or other awards based on the value of the Common Stock. Awards shall be subject to the terms and conditions of the Plan and shall be evidenced by an agreement containing such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

7.    Options.    Options may be granted under the Plan in such form as the Committee may from time to time approve pursuant to terms set forth in an Option agreement. The Committee may alter or waive, at any time, any term or condition of an Option that is not mandatory under the Plan.

  (a)    Types of Options.    Each Option agreement shall state whether or not the Option will be treated as an Incentive Stock Option or Nonqualified Stock Option. Incentive Stock Options shall only be granted to employees of the Company and its Subsidiaries.

  (b)    Option Price.    The purchase price per share of the Common Stock purchasable under an Option shall be determined by the Committee, but in no event will be less than 100% of the Fair Market Value of the Common Stock on the date of the grant of the Option and in the case of Incentive Stock Options granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company and its Subsidiaries (a "10% Shareholder") the price per share specified in the agreement relating to such Option shall not be less than 110% of the Fair Market Value per share of the Common Stock on the date of grant.

  (c)    Option Period.    The term of each Option shall be fixed by the Committee, but no Option shall be exercisable after the expiration of 10 years from the date the Option is granted, provided, however, that in the case of Incentive Stock Options granted to 10% Shareholders, the term of such Option shall not exceed 5 years from the date of grant.

  (d)    Exercisability.    Each Option shall vest and become exercisable at a rate determined by the Committee at or subsequent to grant.

  (e)    Method of Exercise.    Options may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by the payment in full of the Option purchase price. Such payment shall be made: (a) in cash, or (b) to the extent authorized by the Committee, by surrender of mature shares (shares held for at least six months) of Common Stock owned by the holder of the Option, or (c) through simultaneous sale through a broker of shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board, or (d) through additional methods prescribed by the Committee, or (e) by a combination of any such methods.

8.    Stock Awards.    Subject to such performance and employment conditions as the Committee may determine, awards of Common Stock or awards based on the value of the Common Stock may be granted either alone or in addition to Options granted under the Plan. Any Awards under this Section 8 and any Common Stock covered by any such Award may be forfeited to the extent so provided in the Award agreement, as determined by the Committee.

9.    Non-Employee Director Stock Options.

  (a)    Initial Grant.    Nonqualified Stock Options to purchase 30,000 shares of Common Stock shall be granted automatically to each Non-Employee Director who is a Non-Employee Director on the day the Board approves the adoption of the Plan. With respect to each person who becomes a Non-Employee Director after such date, Nonqualified Stock Options shall be granted to each such Non-Employee Director on the day he or she first becomes a Non-Employee Director. The number of shares of Common Stock to be subject to such Options granted under this Section 9(a), the exercise price, and all other terms (not inconsistent with the Plan) of such Options, shall be determined by the Committee or the Board in their discretion.

  (b)    Subsequent Options.    In addition to the Nonqualified Stock Options granted to Non-Employee Directors under Section 9(a), Nonqualified Stock Options may be granted from time to time to each Non-Employee Director. The number of shares of Common Stock to be subject to such Options granted under this Section 9(b), the exercise price, and all other terms (not inconsistent with the Plan) of such Options, shall be determined by the Committee or the Board in their discretion.

  (c)    Option Price.    The purchase price for each Option granted under this Section 9 to a Non-Employee Director shall be the Fair Market Value of the Common Stock on the date of grant of the Option.

  (d)    Exercisability.    Each Initial Option and Subsequent Option granted under this Section 9 shall become exercisable and vest on the first anniversary of the date of grant of such Option.

  (e)    Method of Exercise.    Each Option granted under this Section 9 may be exercised in the same manner as provided in Section 7(e).

  (f)    Option Period.    Each Option granted under this Section 9 shall terminate 10 years from the date of grant unless sooner terminated by reason of termination of service as a director of the Company and its Subsidiaries.

  (g)    Termination of Director Status.

    (i)    In the event of termination of service as a director of the Company and its Subsidiaries for any reason other than cause, death or permanent disability (as determined by the Committee), an Option granted under this Section 9 (to the extent exercisable as of the date of termination) shall be exercisable for the remaining term of the Option and shall thereafter terminate.

    (ii)    In the event of the death of a Non-Employee Director while a director of the Company or any Subsidiaries, the Option (to the extent exercisable as of the date of death), shall be exercisable by any prior transferee or by the Non-Employee Director's designated beneficiary, or if none, the person(s) to whom such Non-Employee Director's rights under the Option are transferred by will or the laws of descent and distribution for 180 days following the date of death (but in no event beyond the term of the Option), and shall thereafter terminate.

    (iii)    In the event of the termination of service as a director of the Company and its Subsidiaries due to permanent disability (as determined by the Committee), the Option (to the extent exercisable as of the date of termination), shall be exercisable for 180 days following such termination of service (but in no event beyond the term of the Option), and shall thereafter terminate.

    (iv)    In the event of the termination of service as a director of the Company and its Subsidiaries for cause (as determined by the Committee in its sole discretion), the Option shall terminate upon such termination of status as director, regardless of whether the Option was then exercisable.

  (h)    Except as expressly provided in this Section 9, any Option granted to a Non-Employee Director hereunder shall be subject to the terms and conditions of the Plan.

10.    Change in Control.    Upon the occurrence of a Change in Control, all Options shall automatically become vested and exercisable in full and all restrictions or conditions, if any, on any stock awards granted hereunder shall automatically lapse. The Committee may, in its discretion, include such further provisions and limitations in any agreement documenting such Options as it may deem equitable and in the best interests of the Company.

11.    Forfeiture.    Notwithstanding anything in the Plan to the contrary, the Committee may provide in any Award agreement that in the event of a serious breach of conduct by the person granted such Award (including, without limitation, any conduct prejudicial to or in conflict with the Company or its Subsidiaries), or any activity of any such person in competition with any of the businesses of the Company or any Subsidiary, (a) cancel any outstanding Award granted to such person, in whole or in part, whether or not vested, and/or (b) if such conduct or activity occurs within 1 year following the exercise or payment of an Award, require such person to repay to the Company any gain realized or payment received upon the exercise or payment of such Award (with such gain or payment valued as of the date of exercise or payment). Such cancellation or repayment obligation shall be effective as of the date specified by the Committee. Any repayment obligation may be satisfied in Common Stock or cash or a combination thereof (based upon the Fair Market Value of Common Stock on the day prior to the date of payment), and the Committee may provide for an offset to any future payments owed by the Company or any Subsidiary to such person if necessary to satisfy the repayment obligation. The determination of whether any such person has engaged in a serious breach of conduct or any activity in competition with any of the businesses of the Company or any Subsidiary shall be determined by the Committee in good faith and in its sole discretion. This Section 11 shall have no application following a Change in Control.

12.    Withholding.    The Company shall have the right to deduct from any payment to be made pursuant to the Plan the amount of any taxes required by law to be withheld therefrom, or to require a Participant to pay to the Company in cash such amount required to be withheld prior to the issuance or delivery of any shares of Common Stock or the payment of cash under the Plan. Such taxes may be paid by (a) delivering previously owned shares of Common Stock or (b) having the Company retain shares of Common Stock which would otherwise be delivered upon exercise or payment of Awards or (c) any combination of a cash payment or the methods set forth in (a) and (b) above. For purposes of (a) and (b) above, shares of Common Stock shall be valued at Fair Market Value determined as of the day immediately prior to exercise or payment. If and to the extent authorized by the Committee, the Company may, upon election by a Participant, withhold from any distribution of Common Stock hereunder shares of Common Stock with a Fair Market Value in excess of the Participant's required withholding obligation.

13.    Nontransferability; Beneficiaries.    Unless otherwise determined by the Committee with respect to the transferability of Nonqualified Stock Options by a Participant to his Immediate Family Members (or to trusts or partnerships or limited liability companies established for such family members), no Award shall be assignable or transferable by the Participant, otherwise than by will or the laws of descent and distribution or pursuant to a beneficiary designation, and Options shall be exercisable, during the Participant's lifetime, only by the Participant (or by the Participant's legal representatives in the event of the Participant's incapacity). Each Participant may designate a beneficiary to exercise any Option held by the Participant at the time of the Participant's death or to be assigned any other Award outstanding at the time of the Participant's death. If no beneficiary has been named by a deceased Participant, any Award held by the Participant at the time of death shall be transferred as provided in his will or by the laws of descent and distribution. Except in the case of the holder's incapacity, an Option may only be exercised by the holder thereof.

14.    No Right to Employment.    Nothing contained in the Plan or in any Award under the Plan shall confer upon any employee any right with respect to the continuation of employment with the Company or any of its Subsidiaries, or interfere in any way with the right of the Company to terminate his or her employment at any time. Nothing contained in the Plan shall confer upon any employee or other person any claim or right to any Award under the Plan.

15.    Governmental Compliance.    Each Award under the Plan shall be subject to the requirement that if at any time the Committee shall determine that the listing, registration or qualification of any shares issuable or deliverable thereunder upon any securities exchange or under any Federal or state law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition thereof, or in connection therewith, no such grant or award may be exercised or shares issued or delivered unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

16.    Adjustments.    In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spinoff, combination or exchange of shares or other corporate change, or any distribution to holders of Common Stock other than regular cash dividends, the number or kind of shares available for Options and Awards under the Plan may be adjusted by the Committee as it shall in its sole discretion deem equitable and the number and kind of shares subject to any outstanding Awards granted under the Plan and the purchase price thereof may be adjusted by the Committee as it shall in its sole discretion deem equitable to preserve the value of such Awards.

17.    Award Agreement.    Each Award under the Plan shall be evidenced by an agreement setting forth the terms and conditions, as determined by the Committee, which shall apply to such Award, in addition to the terms and conditions specified in the Plan.

18.    Amendment.    The Board may amend, suspend or terminate the Plan or any portion thereof and may amend the terms of any Award, prospectively or retroactively, at any time provided that: (a) except as provided in Section 16, no amendment shall be made that would adversely affect the rights of a Participant under an Award theretofore granted, without such Participant's written consent; (b) without the approval of shareholders, the Board will not amend or replace previously granted options in a transaction that constitutes option replacement or option "repricing," as such term is used in Instruction 3 to Item 402(b)(2)(iv) of Regulation S-K, as promulgated by the Securities and Exchange Commission; and (c) the Plan may not be amended without shareholder approval if such approval is necessary to comply with any applicable law, regulation or stock exchange rule.

19.    General Provisions.

  (a)    The Committee may require each Participant purchasing or acquiring shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that such Participant is acquiring the shares for investment and without a view to distribution thereof.

  (b)    All certificates for shares of Common Stock delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If the Committee determines that the issuance of shares of Common Stock hereunder is not in compliance with, or subject to an exemption from, any applicable Federal or state securities laws, such shares shall not be issued until such time as the Committee determines that the issuance is permissible.

  (c)    It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 19(c), such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

  (d)    Except as otherwise provided by the Committee in the applicable grant or Award agreement, a Participant shall have no rights as a shareholder with respect to any shares of Common Stock subject to Options until a certificate or certificates evidencing shares of Common Stock shall have been issued to the Participant and, subject to Section 16, no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date on which Participant shall become the holder of record thereof.

  (e)    The law of the State of New Jersey shall apply to all Awards and interpretations under the Plan regardless of the effect of such state's conflict of laws principles.

  (f)    Where the context requires, words in any gender shall include any other gender.

20.    Term of Plan.    Subject to earlier termination pursuant to Section 18, the Plan shall have a term of 10 years from its Effective Date.

21.    Effective Date.    The Plan is effective as of July 24, 1997.

Appendix B

DENDRITE INTERNATIONAL, INC.
PROXY CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DENDRITE INTERNATIONAL, INC. FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 17, 2005 AND AT ANY POSTPONEMENT(S) OR ADJOURNMENT(S) THEREOF.

The undersigned hereby constitutes and appoints John E. Bailye, Kathleen E. Donovan and Christine A. Pellizzari, and each of them, proxies of the undersigned with full power of substitution, to represent and vote, as designated on the reverse side, all shares of Common Stock of Dendrite International, Inc. (the "Company"), which the undersigned could vote if personally present at the Annual Meeting of Shareholders of the Company to be held on May 17, 2005 and at any adjournment or postponement thereof.

The undersigned acknowledges receipt of the Company's Annual Report, the Notice of the Annual Meeting of Shareholders and Proxy Statement, and revokes all former proxies.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE, OR FOR SUCH SUBSTITUTE NOMINEES AS MAY BE NOMINATED BY THE BOARD OF DIRECTORS IN THE EVENT ANY OF THE INITIAL NOMINEES SHOULD BECOME UNAVAILABLE, "FOR" THE RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, "FOR" THE AMENDMENT TO THE 1997 STOCK INCENTIVE PLAN AND IN THE DISCRETION OF THE PROXY COMMITTEE ON ANY OTHER MATTER PROPERLY BEFORE THE MEETING, UNLESS OTHERWISE SPECIFIED.

THE PROXY COMMITTEE IS ALSO AUTHORIZED TO VOTE "FOR" AN ADJOURNMENT OF THE MEETING UNLESS OTHERWISE INDICATED BELOW.

[DENDRITE LOGO]
1405 U.S. HIGHWAY 206
BEDMINSTER, NJ 07921

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern time the day before the meeting date. Have your proxy card in hand when you call and then follow the simple instructions the Vote Voice provides you.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Dendrite International, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicated that you agree to receive or access shareholder communications electronically in future years.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return to Dendrite International, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends a vote FOR each item listed herein.

1.	Election of Directors
01) John E. Bailye, 02) John A. Fazio,
03) Bernard M. Goldsmith, 04) Edward J. Kfoury,
05) Paul A. Margolis, 06) John H. Martinson,
07) Terence H. Osborne, 08) Patrick J. Zenner
☐	FOR ALL
☐	WITHHOLD ALL
☐	FOR ALL EXCEPT
To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.

2.	To ratify the selection of Deloitte & Touche LLP as independent registered public accounting firm for 2005.
☐	FOR
☐	AGAINST
☐	ABSTAIN

3.	To approve an amendment to the Company's 1997 Stock Incentive Plan to increase the number of authorized plan shares by 1,000,000 shares.
☐	FOR
☐	AGAINST
☐	ABSTAIN

☐	Mark here if you do not give the proxy committee authority to vote in their or his or her discretion "for" an adjournment of the Annual Meeting as set forth in the Proxy Statement.

(Please insert date below, sign exactly as name appears on your stock certificate and mail in the enclosed envelope. When signing as an officer, partner, executor, administrator, trustee or guardian, please give full title. For joint accounts, each joint owner should sign.)

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

DIRECTIONS TO DENDRITE INTERNATIONAL, INC.

1405 U.S. Highway 206
Bedminster, New Jersey 07921
(908) 443-2000

    From Newark Airport
    • Take I-78 West to I-287 North (Exit 29).
    • Take I-287 North to Route 206 North (Exit 22 B).
    • Travel approximately 1/2 mile to third traffic light.
    • Turn left into building parking.

    From I-287 North or South
    • Take I-287 North/South to Route 206 North (Exit 22 off I-287 S/Exit 22B off I-287 N).
    • Travel approximately 1/2 mile to third traffic light.
    • Turn left into building parking.

    From I-78 East or West
    • Take I-78 East/West to I-287 North (Exit 29).
    • Take I-287 North to Route 206 North (Exit 22 B).
    • Travel approximately 1/2 mile to third traffic light.
    • Turn left into building parking.

QuickLinks

DENDRITE INTERNATIONAL, INC. 1405 U.S. Highway 206 Bedminster, New Jersey 07921 www.dendrite.com ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 17, 2005 PROXY STATEMENT
GENERAL
CORPORATE GOVERNANCE
ITEM 1 ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION AND RELATED INFORMATION
Summary Compensation Table
Option Grants In Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
Equity Compensation Plan Information
PERFORMANCE GRAPH
ITEM 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
ITEM 3 AMENDMENT TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE 1997 STOCK INCENTIVE PLAN
BENEFICIAL OWNERSHIP OF COMMON STOCK
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS
FORM 10-K
OTHER MATTERS
DENDRITE INTERNATIONAL, INC. 1997 STOCK INCENTIVE PLAN (AS AMENDED THROUGH APRIL 21, 2005)
DENDRITE INTERNATIONAL, INC. PROXY CARD
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
DIRECTIONS TO DENDRITE INTERNATIONAL, INC. 1405 U.S. Highway 206 Bedminster, New Jersey 07921 (908) 443-2000